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           EXHIBIT 23.








                       CONSENT OF INDEPENDENT ACCOUNTANTS





To the Board of Directors and Stockholders
 of AMC Entertainment Inc.
Kansas City, Missouri



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-58129, 2-92048, 2-97522, 2-97523, 333-92615
and 333-92617) of AMC Entertainment Inc. and subsidiaries of our report dated May 31, 2000 relating to the financial statements, which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
June 27, 2000